Incorporated October 1971 in the State of Nevada

No.

Shares

PREMIER HOLDING CORP.

This Certifies That ____________________ is the registered holder of ____________ shares of the above named Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

This h day of ,

______________________ Secretary

______________________ President

Shares Each

CERTIFICATE

FOR

SHARES

of the

Capital Stock

ISSUED TO

DATE

For Value Received _____ hereby sell, assign and transfer unto __________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________ Attorney to transfer the said Stock on the books of the within named Company, with full power of substitution in the premises.

Dated: ________

In presence of ________

NOTICE THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.